AirJoule Technologies Acquires BitSink, Adding Profitable AI & HPC Infrastructure Cooling Business

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Acquisition complements AirJoule Technologies' water technology with BitSink’s well-established cooling solutions to address the critical infrastructure requirements of next-generation modular data centers
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BitSink has a proven track record of reliable uptime performance with 220+ MW of equipment deployments across North America
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Management will host an investor webcast at 8:30am ET today to discuss the transaction; presentation and webcast details are provided below

Ronan, Mont., September 14, 2026 – AirJoule Technologies Corporation (Nasdaq: AIRJ) (“AirJoule Technologies” or “AIRJ”), a leading platform technology that unleashes the power of water from air, today announced that it has acquired BitSink, a U.S.-based designer and manufacturer of cooling, electrical distribution and racking infrastructure for AI and high-performance computing (“HPC”) data centers.

The acquisition represents a significant expansion of AirJoule Technologies' operations into the rapidly growing market for AI and HPC data center infrastructure. BitSink brings an established and profitable operating business with U.S. manufacturing capabilities, a portfolio of deployed cooling and electrical infrastructure products, and existing customer relationships; this enhances AIRJ’s differentiated platform addressing three of the most critical constraints facing next-generation AI data centers: cooling, power infrastructure and water.

Under the terms of the transaction, AirJoule Technologies acquired 100% of BitSink for upfront consideration of $18 million in cash and $9 million in AIRJ common stock. The transaction also includes up to $40 million of additional consideration payable in AIRJ common stock based on BitSink achieving revenue milestones over the three calendar years following closing, aligning a majority of potential consideration with future performance of the acquired business.

"The rapid buildout of AI and HPC infrastructure is fundamentally changing the requirements for cooling and water across the data center ecosystem," said Matt Jore, Founder and Chief Executive Officer of AirJoule Technologies. "BitSink brings a proven track record of delivering high-density liquid cooling and electrical infrastructure at commercial scale to cryptocurrency mining customers, which is directly applicable to the growing demand for AI and HPC. This acquisition transforms AirJoule Technologies into a broader infrastructure solutions provider capable of addressing these interconnected constraints. We are excited to welcome the entire BitSink team to AirJoule Technologies."

Stephen Pang, Chief Financial Officer of AirJoule Technologies added, “This transaction delivers commercial revenue contribution and substantial long-term growth potential, while also creating a natural platform to combine BitSink's cooling technology with our AirJoule atmospheric water generation capabilities into an integrated infrastructure offering for the AI and HPC data center market. We believe this creates meaningful value for AIRJ shareholders.”

BitSink Founder, Stan Dyshko, commented, "We built BitSink to solve the real-world infrastructure challenges facing increasingly power-dense computing environments. Joining AirJoule Technologies gives us additional resources and relationships to expand our manufacturing capabilities and reach new customers. It also creates an exciting opportunity to integrate BitSink's cooling and power infrastructure and the AirJoule atmospheric water generation technology to address the physical infrastructure constraints faced by data center developers."

Strategic Rationale

AI and HPC are driving a fundamental change in data center infrastructure requirements. Next-generation chips are elevating rack densities well beyond the practical limits of air cooling, making liquid cooling a requirement. Bloomberg Intelligence projects the data center liquid cooling market to grow from approximately $3.7 billion in 2025 to approximately $11.5 billion by 2030, with direct-to-chip making up 87% of liquid-cooling architecture. Substantially greater electrical loads are creating supply chain bottlenecks for switchgear, power distribution and related infrastructure. At the same time, water availability and consumption are becoming increasingly important considerations for data center development.

BitSink’s proven cooling architecture, including liquid cooling systems, is also well positioned for the accelerating conversion of high-density crypto-mining infrastructure to AI and HPC workloads. Public bitcoin miners have announced more than $70 billion in AI and HPC contracts, with major operators converting mining megawatts to AI and HPC compute at retrofit economics that are substantially below the cost of greenfield development. BitSink’s track record of delivering high-quality cooling and electrical equipment in this market makes it well suited to capitalize on this crypto-to-AI transition.

BitSink provides AirJoule Technologies with an established operating platform that is addressing these infrastructure trends.

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Water: The AirJoule Prime atmospheric water generation (“AWG) system is designed to leverage waste heat to extract water from air, enabling distributed and resilient production of pure distilled water
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Cooling: BitSink designs, manufactures, and installs cooling systems that enable liquid cooling for high density workloads, including fully integrated modular data center blocks
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Power Infrastructure: BitSink’s electrical equipment products include switchboards, power distribution units, and equipment racks that support the delivery and management of the substantial electrical loads required by high density computing applications

The transaction with BitSink accelerates AirJoule Technologies’ existing initiatives to address data center infrastructure needs through its 50/50 joint venture with GE Vernova, including the June 2026 commissioning of the first AirJoule Prime AWG system. Prime, which utilizes low-grade waste heat to produce pure distilled water from air, is currently in transit to Europe, where it will be utilized in a first-of-a-kind deployment at a European data center in Q4 2026 through a partnership with the Net Zero Innovation Hub for Data Centers. The BitSink acquisition directly complements this strategy: its closed-loop cooling systems reject the type of low-grade waste heat that AirJoule Prime uses in its water generation process, creating a significant integration opportunity between the two product lines.

Immediate Value with Significant Expansion Potential

The acquisition provides AirJoule Technologies with several immediate strategic benefits:

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Expanded AI and HPC Infrastructure Exposure and Customer Access - Broadens AirJoule Technologies' addressable market opportunity from $20 billion to $70 billion for data center cooling and power distribution while adding established commercial relationships across the data center ecosystem.
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Complementary Cooling and Water Capabilities - Creates the foundation to combine BitSink's cooling infrastructure with the AirJoule AWG technology to address data centers’ cooling and water challenges.
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Established Operating Business and Revenue Base - Adds a profitable operating business with cumulative revenue of approximately $11 million across 2024 – 2025 and $15 million in near-term purchase orders.
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U.S. Manufacturing Platform - Adds domestic manufacturing capabilities and a 65,000-square-foot facility in Chesnee, South Carolina, with additional expansion opportunities to support future growth.
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Transaction Structure Includes Equity Earnout - Conditions a significant portion of potential consideration on BitSink's future revenue performance, which aligns incentives and mitigates shareholder dilution.

Transaction Details

AirJoule Technologies acquired 100% of the equity interests of BitSink for aggregate upfront consideration of $18 million in cash and $9 million in AIRJ common stock with no debt. AIRJ common stock was priced based on the 15-day volume-weighted average price prior to closing.

The transaction also includes an earnout of up to $40 million payable solely in AIRJ common stock and tied to revenue milestones over the three calendar years following closing.

On August 31, 2026 (prior to the transaction), AirJoule Technologies had $45 million of cash on the balance sheet.

Investor Webcast

AirJoule Technologies will host an investor webcast at 8:30am ET today to discuss the transaction.

Date: September 14, 2026

Time: 8:30am ET

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=5y0tjkxa

The investor presentation and other information related to the transaction will be available at https://airjouletech.com/investors/bitsink/.

A replay of the webcast will be available on AirJoule Technologies' investor website following the conclusion of the call.

Vinson & Elkins LLP served as legal advisor to AirJoule Technologies. B. Riley Securities, Inc. served as exclusive financial advisor and Zarif Law Group P.C. served as legal advisor to BitSink.

About AirJoule Technologies Corporation

AirJoule Technologies Corporation (Nasdaq: AIRJ) is a leading platform technology that unleashes the power of water from air. Through its joint venture with GE Vernova and in partnership with Carrier Global Corporation, the company’s purpose is freeing the world of its water and energy constraints by delivering groundbreaking sorption technologies. For more information, visit https://airjouletech.com.

Follow AirJoule Technologies on LinkedIn: https://www.linkedin.com/company/airjoule-tech/

About BitSink

BitSink is a vertically integrated designer, U.S. manufacturer and deployer of thermal management and power distribution infrastructure for high-density computing environments, including AI, HPC and cryptocurrency mining data centers. Its portfolio includes UL-listed switchboards, power distribution units and equipment racks, as well as closed-loop dry cooler systems for liquid-cooled AI computing environments. With more than 220 megawatts of cooling and power capacity deployed across North America, BitSink brings a proven track record of delivering data center cooling and power infrastructure. The company currently operates a manufacturing facility in Spartanburg, South Carolina and is expanding to a 65,000 square foot facility in nearby Chesnee, South Carolina. For more information, visit https://bitsink.io.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the acquisition of BitSink by AIRJ (the “Acquisition”) and the strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospectus, plans and objectives of AIRJ, as it relates to the Acquisition and otherwise, are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “may,” “should,” “will,” “expect,” “might,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “positioned,” “seek,” “would” or “continue”, and the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, AIRJ expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release.

AIRJ cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond AIRJ’s control. These risks include, but are not limited to, our ability to successfully integrate the assets and operations purchased through the Acquisition, the ability to realize anticipated revenues or other benefits of such Acquisition, as well as our ability to implement business plans and forecasts, including the ability to develop, deploy and commercialize our technology and equipment, risks related to our arrangements with strategic partnerships and other third parties; the availability and cost of materials needed to develop, deploy and commercialize our technology and equipment, our status as an early stage company with limited operating history, and the other risks and uncertainties described in our SEC filings including the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. AIRJ’s SEC filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Contacts

Investor Relations & Media:
Tom Divine, Vice President, Investor Relations and Finance
investors@airjouletech.com